Exhibit 99.3

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

WORLDWIDE MERCHANDISING AGREEMENT

LICENSE AGREEMENT SUMMARY

NAME: MONOPOLY

This Summary is hereby incorporated into and made a part of the attached License Agreement. The specifics detailed below, where numbered as paragraphs or subparagraphs, relate to similarly numbered paragraphs or subparagraphs in the attached License Agreement.

The License Agreement is between:

Licensor	and	Licensee

HASBRO, INC. and HASBRO INTERNATIONAL, INC.		WMS GAMING INC.
1027 Newport Avenue		3401 North California Avenue
Pawtucket, Rhode Island 02862		Chicago, Illinois 60618

1. GRANT OF LICENSE.

(a) Licensed Articles. All (i) gaming, goods or products (including, among other things, gaming devices [multiple models]) using the Name except: (A) that class of “amusement with prize” or “skill with prize” games presently found in Europe and called “Fruit Games” or “Fungames” which is not designed for casinos, but rather for pubs, pool halls and arcades, and for which the player’s maximum possible payout for any single amount staked is limited to a relatively small amount set by the legislation of the jurisdiction in which such games are operated hereinafter, “Low Payout AWPs or SWPs”); Low Payout AWPs or SWPs does not include video lottery terminals or video lottery machines, (B) gaming tables; (C) pull-tabs, “scratch and win” cards and similar paper goods used in government lotteries other than those which are dispensed by gaming devices such as video lottery terminals, (but not vending machines); (D) amusement games, including, without limitation, amusement games which simulate the play of gaming devices for amusement only (i.e., without payouts or other prizes), whether in coin-operated form or cartridges or CD-ROMs for home play; and (ii) gaming services using the Name which relate to gaming devices. such as services through which gaming devices are linked for progressive jackpots, whether through local area networks, wide area networks or otherwise. During the term of this agreement, Licensee shall have a right of refusal as to any gaming services using the Name.

(b) (i) Territory. Worldwide

(ii) Channels of Distribution: Casinos and Club Casinos only in the countries of Europe, and in Australia and New Zealand. In all other countries of the Territory, channels of distribution shall be unlimited.

(c) Term**

Development and Test Period: September 1, 1997 to February 28, 1999

Initial Term: March 1, 1999 to March 1, 2004

Optional Renewal Term: March 2, 2004 to March 1, 2007

2. TERMS OF PAYMENT

(a) Royalty Rate.(i) For Licensed Articles which are gaming devices which are not sold outright by Licensee, but rather are leased or otherwise placed with third parties under arrangements where Licensee will receive ongoing payments from their operation, and for other Licensed Articles (aside from License Articles which are gaming devices which are sold), Licensee will pay Licensor a royalty equal to [*] of the gross revenue received by the Licensee for the use of such Licensed Articles, less any fees payable to third parties such as government levies, third party commissions, prizes for players (or funds to support such prizes), royalties to other licensors and amounts payable to casinos.

(ii) For Licensed Articles which are gaming devices sold by Licensee, the following per unit royalties will be due based on the number of units of each “Type” of Licensed Article sold during each calendar year (for purposes hereof, “Type” shall mean a category or kind of gaming device. Each of slot machines, video lottery terminals and casino video gaming devices is a different Type):

Royalty	Units
[*]	Between [*] units of each Type of Licensed Article sold

[*]	Between [*] units of each Type of Licensed Article sold

[*]	For each Type of Licensed Article sold in excess of [*] units

**	Each date of the Term is subject to extension pursuant to Paragraph I (c) of the Agreement

[*]	royalties will be payable for activities during the Development and Test Period; provided, however, that after the Development and Test Period, if Licensee determines through the use of the Test Criteria (as hereinafter defined) that the test was successful, then all applicable royalties will be paid for activities during the Development and Test Period, with such payment to be made with the first royalty statement made by Licensee as required by this Agreement.

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

b) Terms of Payment:

	Total Royalty Guarantee	Advance Payment	Balance Due Dates**
Initial Term	[*]	[*]	Upon full execution by both parties
		[*]	30 days after the Notice Date (as hereinafter defined)
		[*]	Upon Licensor’s approval of the first Licensed Article for shipment (subsequent to Notice Date)
		[*]	Upon Licensee’s first commercial shipment of the first Licensed Article (subsequent to Notice Date)
		[*]	No later then March 1, 2000
		[*]	No later then March 1, 2001
		[*]	No later then March 1, 2002
		[*]	No later then March 1, 2003

Optional	[*]

3-Year Renewal		[*]	No later then March 2, 2004
		[*]	No later then March 2, 2005
		[*]	No later then March 2, 2006

The advance royalty payment and the balance of royalty guarantee are due and payable as set forth above. Licensee may offset royalties paid against payments of the balance of the royalty guarantee. To the extent Licensee pays Licensor the balance of the Royalty Guarantee, such payments shall also constitute advance payments against royalties

**	Balance Due Dates are subject to extension pursuant to Paragraph I (c) of the Agreement

(c) Periodic Statements: Within twenty-five (25) days after the end of the quarter in which the initial shipment of the Licensed Articles occurred (subsequent to the Notice Date), and promptly on the twenty-fifth (25th) day of the month following each calendar quarter thereafter, Licensee shall furnish to Licensor complete and accurate royalty statements. It is expressly understood that any sales in Puerto Rico and all international sales shall be itemized separately on all royalty reporting forms.

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(d) Royalty Payments: Royalties in excess of any advance payment referenced above shall be due on the twenty-fifth (25th) day of the month following the calendar quarter in which earned, and payment shall accompany statements. Licensee shall pay Licensor interest on a late royalty payment at an interest rate of [*] per month, or the highest rate permitted by law, whichever rate is lower, from the date the royalty should have been received by Licensor until paid. Balance Due Dates are subject to extension pursuant to Paragraph I(c) of the Agreement.

(a) Approvals: When seeking Licensor’s approval of the Licensed Articles, rather than submitting the Licensed Articles, Licensee may elect to submit artwork therefrom and videotape or other depictions thereof, but if Licensor wishes to examine the Licensed Article itself, Licensee shall make the same available for inspection by Licensor at Licensee’s facilities.

8. (a) Labeling: As a condition to the grant of rights hereunder, Licensee agrees that it will cause to appear on or within each Licensed Article sold by it and on or within all packaging, cartons, wrapping material, advertising, promotional or display material bearing the Name, the notice: “Monopoly is a trademark of Hasbro used with permission. (C)[year of first publication] Hasbro. All rights reserved.” and any other notice desired by Licensor, and where such article or advertising, promotional or display material bears a trademark or service mark of Licensor, appropriate statutory notice of registration thereof. It is understood that, in the event that any change or changes in the foregoing notices shall be required, such change or changes shall be instituted within ninety (90) days on a running change, go forward basis only after Licensor gives written notice to Licensee of the requested change, and shall not affect Licensee’s inventory or parts or product in process existing at the end of such ninety day period and bearing the notice referenced above; provided, however, that no such change need be instituted in the software of the Licensed Articles until Licensee elects to submit a new revision of the software for the necessary regulatory approval, and then such change shall be instituted when and where such approval is received and such revision is incorporated into the Licensed Articles.

(b) Approvals: Each and every tag, label, imprint, storyboard, copy and layout or other device containing any such notice and all advertising, promotional or display material bearing the Name, shall be submitted by Licensee to Licensor for its written approval prior to use by Licensee. Licensee must use Licensor’s approval form with each submission for Licensor’s approval. Licensee shall have the right to affix in or on the Licensed.

Articles and related materials its own notices, legends and markings, as well as those of its third party licensors and developers, those required by law or those required to indicate compliance with regulatory, safety or quality standards (e.g. Underwriters’ Laboratory markings) or as a public service, subject to Licensor’s approval, not to be unreasonably withheld or delayed.

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

14. Sell-off Period: One Hundred Twenty (120) days for Licensed Articles which are sold, lease terms for Licensed Articles which are leased shall not exceed the termination of this agreement by more than one (1) year.

The aforesaid terms and conditions and those set forth in the attached License Agreement shall only be binding upon Licensor provided that Licensee signs and returns the License Agreement Summary and License Agreement and Licensor countersigns same.

AGREED TO AND ACCEPTED:

Licensor		Licensee
HASBRO, INC.		WMS GAMING INC.

By:	/s/ Harold P. Gordon	By:	/s/ Kevin L. Verner
Title:	Vice Chairman	Title:	EVP, General Manager
Date:	10/3/97	Date:	9/11/97

HASBRO INTERNATIONAL, INC.

By:	/s/ Harold P. Gordon
Title:	Vice Chairman
Date:	10/3/97

LICENSE AGREEMENT

This AGREEMENT made this 1st day of September, 1997, by and between HASBRO, INC. and HASBRO INTERNATIONAL, INC., both with a principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02862-1059 (hereinafter jointly called “Licensor”) and WMS Gaming Inc., with its principal place of business at 3401 North California Avenue, Chicago, Illinois, 60618 (hereinafter called “Licensee”).

WITNESSETH:

WHEREAS, Licensor has rights to the name, characters, symbols, designs, likenesses and visual representations of MONOPOLY, and the copyrights and trademarks thereon, as set forth on Schedule “A” hereunto annexed (which names, characters, symbols, designs, likenesses and visual representations and each of the individual components thereof shall hereinafter jointly be called the “Name”); and

WHEREAS, Licensee desires to utilize the Name upon and in connection with the manufacture, sale and distribution of articles hereinafter described.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties do hereby agree as follows:

1.	GRANT OF LICENSE

(a)(i) Licensed Articles. Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee and Licensee hereby accepts the exclusive right, license and privilege of utilizing the Name solely upon and in connection with the manufacture, sale, and/or rental, and/or lease distribution and other provision of the articles and services listed in the License Agreement Summary, Paragraph l(a), (hereinafter referred to as the “Licensed Articles”), and no other articles or services of any kind, and Licensee shall only use such trademarks as may be approved, in the manner approved, when the Licensed Articles are submitted for approval.

(ii) Right of Refusal. During the term of this Agreement, Licensee shall have a right of refusal as to any gaming services using the Name as follows: Should Licensor enter into negotiations with a third party whereby the third party would receive rights to the Name in connection with gaming services, then, at the completion of such negotiations but prior to Licensor entering into any agreement with such third party, Licensor shall offer to Licensee such rights on the same terms as those then negotiated by Licensor and the third party by sending Licensee written notice of such terms. Licensee shall have thirty (30) days from the date of its receipt of such notice to accept or reject such terms by so notifying Licensor. If Licensee does not notify Licensor of its acceptance of such terms within such thirty days, Licensor may proceed with its agreement with such third party, provided that Licensor and such third party may not materially modify such terms without re-offering such rights to Licensee using the same procedure as provided above. If Licensee notifies Licensor of its acceptance of such terms within such thirty days, Licensor shall not proceed with such third party, but instead Licensor and Licensee shall promptly enter into an agreement under which Licensee is granted such rights on such terms. During the term of this Agreement, Licensor agrees that it will not (either directly or through an affiliate or joint venture) utilize the Name in connection with gaming services.

(b) (i) Territory. The license hereby granted extends only to the area listed in the License Agreement Summary, Paragraph l(b) (“Territory”) and only to sales through the Channels of Distribution, as defined in the License Agreement Summary, Paragraph I (b). Licensee agrees that it will not make or authorize any use, direct or indirect, of the Name in any other area or outside the Channels of Distribution, and that it will not knowingly sell Licensed Articles to persons who intend or are likely to resell them in any other area or outside the Channels of Distribution. Notwithstanding this territorial limitation however, Licensee shall have the right to manufacture the Licensed Articles (or have the Licensed Articles manufactured for it as provided in Paragraph 20 hereof) outside the licensed Territory, provided, however, that the Licensed Articles are sold and distributed only within such licensed Territory.

(ii) Licensor’s Right to Eliminate Country from Territory. In the event that Licensee and its affiliates have not submitted a Licensed Article for required regulatory approvals in at least one country of a Region within two (2) years of the start of the Initial Term, or in the event that Licensee and its affiliates have not placed Licensed Articles on test or begun commercial shipment of Licensed Articles in at least one country of a Region within six (6) months after receiving all required regulatory approvals to do so, then Licensor shall have the right, upon giving thirty (30) days’ prior written notice to Licensee, to terminate Licensee’s rights hereunder for all Licensed Articles in such Region. A “Region” is each of the continents of North America, South America, Asia, Africa, Europe and Australia. However, the two (2) year period shall be tolled for any Region in which no country has legal gaming in which the Licensed Articles may be employed.

(c) Term. The Licensee shall have a [*] period in which to develop a Licensed Article or Licensed Articles and an additional [*] period in which to test a Licensed Article or Articles (“Development and Test Period” as shown in Paragraph l(c) of the License Agreement Summary): provided, however, that the Development and Test Period shall be extended as follows: (i) where Licensee first submits a model of a Licensed Article to a regulatory body, or an organization designated by a regulatory body, for approval and such body or organization does not give its approval within forty-two (42) days of such submission, the Development and Test Period shall be extended by one day for each day after such forty-two (42) days until such model or another model substituted by Licensee, is approved by such body or organization, and (ii) where Licensee submits materials relating to a model of a Licensed Article to Licensor for approval as required by Paragraph 7(a)(ii), if Licensee does not receive a response (approval or disapproval with required changes) to such submission from Licensor within ten (10) business days of receipt thereof, the Development and Test Period shall be extended by one day for each day after such ten (10) business days until Licensee receives Licensor’s response; provided, however that the maximum time that the Development and Test Period may be extended in this manner for delays in obtaining approvals shall be one (1) year. Notwithstanding anything to the contrary in this Agreement, each extension of the Development and Test Period shall result in the movement of each and every date in this Agreement which follows the Development and Test Period, including, without limitation, the start and end dates of the Initial Term and Optional Renewal Term in Paragraph l(c) of the License Agreement Summary, the “Balance Due Dates” in Paragraph 2(b) of the License Agreement Summary, the, and the renewal request date shown in Paragraph l(d), but no date shall be extended by a period greater than one year. For example, the extension of the Development and Test Period by one day shall move the start date of the Initial Term to March 2, 1999 and the “Balance Due Date” of the first [*] “Advance Payment” to March 2, 2000. In the event that Licensee determines that the Licensed Articles meet the following pre-approved, objective and measurable criteria (hereinafter, “Test Criteria”):

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1) the Licensed Articles’ average earnings levels at test location are significantly above (estimated to be [*] higher) “average” earnings levels at such test locations, or the Licensed Articles’ average earnings levels at test locations enable Licensee to obtain gross revenue of approximately [*] per day per Licensed Article; and;

2) the results of a longevity trend analysis indicate that the Licensed Articles continue to have average earnings levels at test locations significantly above “average” earnings levels at such test locations during the last three months of the Development and Test Period; (The testing will be conducted by Licensee in multiple locations selected by Licensee in up to three gaming jurisdictions selected by Licensee [expected to be Nevada, New Jersey and Mississippi], with six to twelve Licensed Articles expected to placed at each location [although up to twenty-four may be placed at each location] as determined by Licensee. No more than three locations per city will be used by Licensee for the test except for Las Vegas, where up to six locations may be used) then Licensee shall send written notification to Licensor, no later than the last day of the Development and Test Period (hereinafter “Notice Date”), that the Licensed Articles have met the Test Criteria and Licensee wishes to exercise its option to enter the Initial Term. The Initial Term of the license, if granted, shall be effective as shown in the License Agreement Summary, Paragraph l(c), unless sooner terminated in accordance with the provisions hereof. If Licensee determines that the Licensed Articles do not meet the Test Criteria, Licensee shall notify Licensor, and in the event that Licensee properly gives such notice then this Agreement shall terminate on the last day of the Development and Test Period with the same force and effect as though the term expired on such date and the Licensee shall be under no obligation to pay the [*] balance of the royalty guarantee that would otherwise be due by March 1, 2003 (or such other date to which payment may be extended pursuant to this paragraph). If Licensee does not give any notice to Licensor by the last day of the Development and Test Period, Licensee will be deemed to have given notice to Licensor that the Licensed Articles do not meet the Test Criteria as of the last day of the Development and Test Period. Every thirty days after the first Licensed Article is placed on test at a location as described above, Licensee shall provide Licensor with copies of the data gathered by Licensee as to the Test Criteria and a summary of Licensee’s preliminary analysis thereof.

Licensor will have the option exercisable within twenty (20) days following Licensor’s receipt of Licensee’s notification that the Licensed Articles have met the Test Criteria within which to notify Licensee that Licensor is terminating this license, which termination shall become effective of one hundred twenty (120) days from Licensee’s receipt of Licensor’s said notification. If Licensor exercises such option, then (i) Licensor will reimburse Licensee, up to a maximum of [*], for Licensee’s costs directly related or attributable to the development, production, and marketing of the Licensed Article (including interest from the date of expenditure at the Bank of Boston’s Prime or Reference Rate prevailing from time to time) and the cost of the accounting described below (together, “Costs”); provided that any and all amounts of revenue received by Licensee for the Licensed Articles or the use thereof from any source during the Development and Test Period (“Revenue”) shall be credited against any reimbursement otherwise payable by Licensor hereunder, and (ii) Licensor shall not permit any third party to, or itself (whether directly or indirectly through affiliates, a joint venture, etc.) develop, manufacture, sell distribute or otherwise provide, any Licensed Article in the Territory during the two (2) year period after the date of Licensor’s notice to Licensee exercising such option and, (iii) Licensee shall not be required to pay the [*] balance of the royalty guarantee.

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Prior to any reimbursement becoming payable by Licensor, Licensee shall provide to Licensor a full accounting, performed by a national independent certified public accounting firm, of all Revenue received and all Costs incurred during the Development and Test Period, and which accounting shall be subject to a review conducted by Licensor and/or its independent accountants. Costs will be limited to those which would not have been incurred by Licensee if it had not engaged in the development, production and marketing of the Licensed Article, or provided the accounting required hereby, and will be determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Licensee will provide Licensor and/or accountants designated by Licensor with copies of all working papers pertaining to the determination of such Costs and will make available to Licensor and its designated accountants all relevant books and records. If the Revenue exceeds the Costs, Licensee shall pay Licensor royalties on the excess Revenue at the rates set forth in Paragraph 2(a) of the License Agreement Summary, less any advances against royalties paid by Licensee. To the extent that the amounts to be paid by one party to the other is not disputed, such payment shall be made by Licensor or Licensee, as appropriate, within thirty (30) days of the receipt of the accounting by Licensor. In the event of a dispute as to the appropriate amount to be reimbursed to Licensee or paid to Licensor, the dispute, upon notice from either party to the other, such notice to be given within thirty (30) days after receipt of the accounting by Licensor, will be submitted within fifteen (15) business days following such notice to a disinterested accounting firm acceptable to both parties (the “Arbitrator”) whose determination will be final and binding on both parties and may be enforced as an arbitration award in any court of competent jurisdiction, provided such award may not, in any event, exceed [*]. Each party will bear one half of the fees paid to the Arbitrator (which will be in addition to [*] limit) and will bear the fees of its own accountants and attorneys in connection with such arbitration. Amounts to be paid which are not the subject of a dispute shall be paid as above.

The Arbitrator will be a nationally recognized firm of independent certified public accountants which has not within two (2) years prior to the submission of the dispute to it, performed services for either party or their respective affiliates (and will not during the pendency of the proceeding be so engaged by either party or its affiliates); provided that if at the time of submission of the dispute, it meets the aforementioned standard, the parties now agree that the Arbitrator will be Coopers & Lybrand. The arbitration will be held in New York City.

(d) Renewal Term. In the event that Licensee is not in default of any of the terms of this Agreement, Licensee may exercise its option to renew this Agreement for the Optional Renewal Term of the License; as shown in the License Agreement Summary, by sending written notice to Licensor by six (6) months prior to the end of the Initial Term.

2.	TERMS OF PAYMENT

(a) Rate. Licensee agrees to pay to Licensor as royalty, a sum equal to that shown in the License Agreement Summary, Paragraph 2(a), on all payments received by Licensee or any of its affiliated, associated or subsidiary companies for the sale or use of the Licensed Articles. All costs and expenses incurred in the manufacture, sale, distribution or exploitation of the Licensed Articles, or otherwise incurred by Licensee, shall be paid by Licensee, and no such costs or expenses shall be deducted from any royalty payable to Licensor, except as set forth in Paragraph l(c) and License Agreement Summary Paragraph 2(a)(i). All taxes, duties, import charges or assessments levied, assessed or imposed by any government authority with respect to the Agreement on the income of the Licensee (or upon Licensor in respect of such income) shall be borne by the Licensee, except as set forth in Paragraph l(c) and License Agreement Summary

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Paragraph 2(a)(i) and the Licensee shall indemnify and save harmless Licensor in respect thereof provided that if in accordance with any applicable law any withholding tax is imposed on any royalty, advances or guarantee payment payable by the Licensee to Licensor under the Agreement, the Licensee or the paying bank shall deduct the sum of tax from the royalty payment and pay it to the competent tax authorities. Within sixty (60) days from such deduction and payment, the Licensee or paying bank shall provide Licensor with a receipt voucher or other document, as well as an English language translation thereof, which evidences the receipt by the relevant tax authorities of payment of any tax due. Except as otherwise specified, all payments shall be made in United States Dollars calculated monthly using the average rate of exchange for the Currency of the Territory and the United States Dollar based upon the daily rate of exchange quoted by “The Wall Street Journal” during the month when royalties or payments become due.

(b) Terms of Payment: Term. Licensee agrees to pay as a minimum guarantee against royalties to be paid Licensor during the Term hereof, and as an advance payment applicable to said minimum guarantee and against royalties, the sums as shown in the License Agreement Summary, Paragraph 2(b). The advance and the balance of the minimum guarantee against royalties shall be payable as shown in the License Agreement Summary, Paragraph 2(b). No part of such minimum royalty shall in any event be repayable to Licensee.

(c) Periodic Statements. Within twenty-five (25) days after the end of the quarter in which the initial shipment of the Licensed Articles occurs (subsequent to the Notice Date), and promptly on the twenty-fifth (25th) day of the month following each calendar quarter thereafter, Licensee shall furnish to Licensor complete and accurate statements certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing the number, country in which manufactured, country in which sold or to which shipped and description of the Licensed Articles sold, and, where the royalty described in Paragraph 2(a)(i) of the License Agreement Summary applies, the applicable gross revenue received by Licensee and deductible fees payable to third parties relating to the Licensed Articles distributed or otherwise provided by Licensee during the preceding calendar quarter, together with any returns made during the preceding quarter. Such statements shall be furnished to Licensor whether or not any of the Licensed Articles have been sold or otherwise provided during the quarter to which such statements refer. The form attached to this agreement must be used for reporting royalties. Upon demand of Licensor, but not more than once in a calendar year, Licensee shall, at its own expense, furnish to Licensor a detailed statement by an independent certified public accountant or an officer of Licensee, showing the number, country in which manufactured, country in which sold or to which shipped and description of the Licensed Articles distributed and/or sold or otherwise provided by Licensee and, where the royalty described in Paragraph 2(a)(i), of the License Agreement Summary applies, the applicable gross revenue received by Licensee and deductible fees payable to third parties, to the date of Licensor’s demand.

(d) Royalty Payments. Royalties in excess of any advance payment required and paid hereunder shall be due on the twenty-fifth (25th) day of the month following the calendar quarter in which earned, and payment shall accompany the statements furnished as required above. The receipt or acceptance by Licensor of any of the statements furnished pursuant to this agreement, or of any royalties paid hereunder (or the cashing of any royalty checks paid hereunder) shall not preclude Licensor from questioning the correctness thereof at any time within three (3) years after the expiration and/or termination of this License Agreement, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by Licensee. Licensee shall not be permitted to reduce royalty payments for any reason without prior written approval from

Licensor. Licensee shall pay Licensor interest on a late royalty payment at an interest rate of [*] per month, or the highest rate permitted by law, whichever rate is lower, from the date the royalty payment should have been received by Licensor until paid. Royalty payments must be remitted to Licensor at the address first set forth above. The parties acknowledge that in certain instances it may be unlawful for License to remit to Licensor the royalties described in this Agreement (e.g. because Licensee would require a license from the relevant gaming authorities, but such license has not been granted). In such instances, Licensee shall so notify Licensor and, at Licensor’s option, either (1) Licensee shall hold such royalties for the benefit of Licensor until such time as it is lawful to pay such royalties to Licensor, or (2) the parties shall negotiate in good faith an alternate royalty or other payment which may lawfully be paid to Licensor, with the intention that, to the extent legally permitted, Licensor shall be given substantially the benefits of the original royalty. The parties agree that if Licensee makes a lease arrangement with its customer as a means of financing the purchase of a Licensed Article which is a gaming device, such gaming device shall be considered to be sold outright for purpose of this Agreement upon the inception of such lease. The parties acknowledge that the Licensed Articles include accessories which (A) Licensee may provide to its customers in connection with Licensed Articles which are gaming devices or services, and (B) utilize the Name. Examples of such accessories include electric signage which calls players’ attention to the presence of gaming devices within a casino. Notwithstanding anything to the contrary in this Agreement, Licensee shall pay Licensor no royalties on such accessories. The parties acknowledge that it is customary in the gaming industry for gaming devices to be sold on a trial basis, meaning the customer has, for a limited period, the right to return the devices and unwind the transaction (the “Trial Period”). For any Licensed Articles placed on such trial basis, the royalty thereon shall be deemed to accrue only after the Trial Period (including any extensions thereof) has terminated, unless the Trial Period exceeds six (6) months, in which case such royalty shall accrue at the end of such six months.

3.	EXCLUSIVITY

(a) All rights whatsoever in the Name not specifically granted herein are reserved to Licensor and may be freely exercised at any time by Licensor or its designees without accounting to Licensee and without any claim, charge or encumbrance in favor of Licensor.

(b) Notwithstanding anything herein to the contrary, Licensor reserves the right to use or license others to use and/or manufacture Licensed Articles, including articles of a type identical to those sold by Licensee, as premiums.

(c) It is further understood that, without limiting the foregoing reservations, third parties granted rights for exploitation of the Name after the Term hereof may be granted permission to display proposed product at trade shows during the last [*] of the Term, and/or consult with retailers and other third parties during the last [*] of the Term, with regard to development and manufacturing of Licensed Articles.

4.	GOOD WILL

Licensee recognizes the great value of the good will associated with the Name, and acknowledges that the Name and all rights therein, including good will pertaining thereto, belong exclusively to Licensor, and that the Name has a secondary meaning in the mind of the public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder with respect to use of the Name, legal marking

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

requirements, or quality standards may cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor’s copyrights in or trademarks of the Name, thereby entitling Licensor to seek equitable remedies, costs and reasonable attorney’s fees. Nothing in this Agreement shall be construed as requiring Licensor to promote, advertise, or otherwise use or exploit the Name during the Term, and Licensor shall be under no obligation to sell any products utilizing the Name at any time.

5.	LICENSOR’S TITLE AND PROTECTION OF LICENSOR’S RIGHTS

(a) Licensee agrees reasonably to assist Licensor, at Licensor’s request and expense, to the extent necessary or desirable in the procurement of any protection or to protect any of Licensor’s rights to the Name, and Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or, with the prior written consent of the Licensee (not to be unreasonably withheld) in the name of Licensee, or, subject to such consent of Licensee, join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Name on articles similar to those covered by this agreement which may come to Licensee’s attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations, or otherwise institute any suit or take any action relating to the Name, without first obtaining the written consent of Licensor to do so, such consent not to be unreasonably withheld in instances affecting the exclusivity of this agreement.

(b) Except with Licensor’s written consent, neither Licensee, its parent or any of its subsidiaries or affiliates, will register or attempt to register copyrights in any country or to register as a trademark, service mark, design patent or industrial design, any of the Name, trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Licensor or any of its subsidiaries. In the event of breach of the foregoing, Licensee agrees, at its expense and at Licensor’s request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered to Licensor, such assignments and other documents as Licensor may require to transfer to Licensor all rights to the registrations, patents or applications involved.

6.	INDEMNIFICATION AND PRODUCT LIABILITY INSURANCE

(a) The sole responsibility of Licensor for Licensed Articles shall be strictly as the owner of the copyrights and trademarks thereto, and Licensor indemnities Licensee and its officers, agents and employees and agrees to hold them harmless against any claims, damages, losses, expenses, demands or causes of action (including reasonable attorney and other fees and costs) arising out of the use, as authorized in this Agreement, by Licensee of the Name on the Licensed Articles on condition that the Licensee shall promptly notify Licensor in writing of any such claims, demands, or causes of action. Licensor shall have the sole right to control the defense of any such legal action at its own expense (including choice of attorney and settlement).

(b) Licensee hereby indemnifies Licensor and undertakes to defend Licensee and/or Licensor against, and to hold Licensor harmless from, any claims, suits, loss and damage arising out of any use of the Licensed Articles (except to the extent arising from the utilization of the Name) or any patent, process, idea, method or device by Licensee in connection with the Licensed Articles, and also from any claims, suits, loss and damage arising out of actual or alleged defects in the Licensed Articles, whether defects in design, manufacture, or otherwise. Licensee agrees to give Licensor prompt written notice of any such claims or suits. In the event that such a claim or suit alleges that a defect in the Licensed Articles caused serious bodily injury or death, and Licensor obtains the opinion of an expert in the relevant field that the claimed defect exists and that in the normal use or reasonably foreseeable abuse of the Licensed Articles such defect poses a more than insubstantial risk of serious bodily injury or death, then, at Licensor’s request (which shall be accompanied by such opinion), Licensee shall diligently work to correct such defect in all units of the Licensed Articles to which the owner and possessor thereof will permit Licensee to make the necessary modifications. Licensee agrees that it will obtain, at its own expense, product liability insurance from a recognized insurance company, providing adequate product liability insurance protection (at least in the amount of $2,000,000 combined single limit of Bodily Injury Liability and Property Damage Liability for each occurrence and annual aggregate), naming the Licensee as named insured and Licensor as additional insured against any claims, suits, loss or damage arising out of any such actual or alleged defects in the Licensed Articles. As proof of such insurance, a certificate of insurance naming Licensor as an additional insured will be submitted to Licensor by Licensee for Licensor to verify Licensee’s compliance with this paragraph before any Licensed Article is distributed or sold, and at the latest, within thirty (30) days after the date first written above. Licensor shall be entitled to a copy of the then prevailing certificate of insurance, which shall be furnished Licensor by Licensee. As used in the first two sentences of this Paragraph 6, “Licensor” shall also include the officers, directors, agents and employees of Licensor, or any of its subsidiaries or affiliates. The certificate of insurance shall include a provision to notify Licensor in writing, prior to the effective date, of any amendment or cancellation of such insurance before the effective date thereof.

(c) In connection with any claim or suit described in Paragraph 6(a) or 6(b), the party indemnifying, under this Paragraph 6 (the “Indemnitor”) shall defend, contest or otherwise protect the indemnified party (the “Indemnitee”) against such claim or suit at the Indemnitor’s own cost and expense. The Indemnitee shall reasonably cooperate with the Indemnitor, at the Indemnitor’s request and expense, in the defense of the claim or suit and shall give the Indemnitor full control over the defense and settlement thereof, provided that no such settlement may be made without the Indemnitee’s consent, which will not be unreasonably withheld. In the event that the Indemnitor fails timely to defend, contest or otherwise protect against a claim or suit, the Indemnitee shall have the right to defend, contest or otherwise protect against the same, and upon ten (10) days’ written notice to the Indemnitor, make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including without limitation, reasonable attorneys’ fees, disbursement and all reasonable amounts applied as a result of such suit or claim or compromise or settlement thereof. The obligations of the parties under this Paragraph 6 shall survive the termination or expiration of this Agreement.

7.	MERCHANDISE AND MANUFACTURING STANDARDS

(a) Quality of Merchandise. Licensee agrees that the Licensed Articles shall be of satisfactory quality sufficient to meet consumer expectations. The Licensed Articles will be of such style and appearance as to be appropriate for and suited to their exploitation to the best advantage and to the protection and enhancement of the Name and the good will pertaining thereto. The Licensee warrants that the Licensed Articles will be designed, produced, sold and distributed in accordance with all applicable United States laws, rules and regulations, including, without limiting the generality of the foregoing, the Federal Food, Drug and Cosmetic Act, the Federal Hazardous Substance Act (FHSA), the Flammable Fabrics Act, the Consumers Products

Safety Act, with all other state and local laws and with all federal and state gaming laws. (collectively, the “Acts and Standards”).

(i) In order to insure that the Licensed Articles meet the above standards, Licensee shall, prior to the date of first distribution of the Licensed Articles, submit to the Licensor a “test plan” which lists all of the applicable Acts and Standards and which contains a certification by the Licensee that no other Acts and Standards apply to the Licensed Articles. The test plan shall describe in detail the procedures used to test the Licensed Articles, and Licensee shall submit certificates in writing that the Licensed Articles conform to the applicable Acts and Standards. Upon request by the Licensor, Licensee shall provide Licensor with specific test data or laboratory reports.

Licensee must secure Licensor’s written approval of Licensee’s test plan prior to the date of first distribution. Tests on Licensed Articles must be performed by a national testing laboratory or an independent laboratory that is nationally approved unless another laboratory is otherwise approved by the Licensor. Such testing laboratory or independent laboratory will provide written test reports indicating that the Licensed Articles conform to the applicable Acts and Standards.

(ii) To this end, Licensee shall, before selling and distributing any of the Licensed Articles, furnish to Licensor free of cost for its written approval, all preliminary artwork, designs, specifications, and final artwork of the Licensed Articles, as well as the cartons, containers and packing and wrapping material related thereto which utilize the Name. The quality and style of such Licensed Articles as well as of any carton, container or packing, or wrapping material related thereto which utilize the Name, shall be subject to the approval of Licensor. After samples have been approved pursuant to this paragraph, Licensee shall not depart therefrom in any material respect without Licensor’s prior written consent, and Licensor shall not withdraw its approval of the approved samples. Unless prohibited by laws Licensee shall, without charge, furnish Licensor with one (1) sample of each Licensed Article, which has been modified such that it contains demonstration software and does not accept or dispense money or anything else of value, manufactured hereunder upon completion of the first production run thereof. Any item submitted to Licensor shall not be deemed approved unless and until the same shall be approved by Licensor in writing. Sale of any Licensed Article by Licensee, the quality of which has not been specifically approved by Licensor as hereinabove provided, shall be deemed to constitute a material breach of this agreement.

(b) Manufacturing Ethics. Licensee acknowledges that Licensor has a significant interest in ensuring that the Licensed Articles are manufactured, distributed, and sold in accordance with the highest ethical and business standards. Upon at least ten (10) business days prior notice in writing, Licensor shall have the right to inspect any manufacturing facilities for the Licensed Articles owned or controlled by Licensee, subject to Licensee’s reasonable security procedures. Furthermore, Licensee confirms that its strict compliance with the following standards and requirements shall be deemed material to this License Agreement. If Licensee knows or is informed by Licensor that any third party manufacturer of the Licensed Articles (as permitted under Paragraph 20 herein below) fails to meet the following manufacturing standards (with such standards being applied to such manufacturer as if it were Licensee), Licensee shall demand that such manufacturer cure such failure within thirty (30) days, and if such manufacturer shall fail to effect a cure of such failure within such time period, Licensee shall replace such manufacturer as soon as practicable, working diligently and expeditiously to locate and put into place an alternative manufacturer (or to itself assume the responsibility of such manufacturer) in consultation with Licensor, through which Licensor and Licensee will work together to ensure that all reasonable efforts are made to reduce the time necessary to accomplish such replacement given the manufacturing schedules for the Licensed Articles.

(i) Licensee will comply with the national laws of any country in which the Licensee manufactures Licensed Articles, or any component thereof, as such laws apply to manufacturing, any local laws, regulations, or standards of regulatory authorities applicable to such manufacturing, and any gaming industry trade association manufacturing standards which have been established in said location (hereinafter, collectively, “Local Manufacturing Laws and Standards”). The Local Manufacturing Laws and Standards should include, but not be limited to, laws concerning import, export, certificate licenses, quota allocations, country of origin, safety (including fire code rules), employment standards, wages and benefits, and employee health and safety.

(ii) The employment or use by Licensee of children for the manufacture, assembly, or conversion of the Licensed Articles, or any components thereof, either directly or indirectly, will not be permitted hereunder, except in accordance with Local Manufacturing Laws and Standards with respect to child labor. In countries where there are no existing Local Manufacturing Laws and Standards for child labor, Licensee’s use of child labor hereunder should be evaluated carefully, taking into account regional and United States standards.

(iii) Licensee will not use forced or prison labor. Licensee must maintain a strict policy of employment on a voluntary basis.

(iv) Licensee shall comply with Local Manufacturing Laws and Standards concerning working hours and compensation in all of Licensee’s manufacturing facilities in which the Licensed Articles are manufactured. In countries where there are no such existing Manufacturing Laws and Standards, working hours and compensation in Licensee’s manufacturing facilities hereunder should be evaluated carefully, taking into account regional and United States standards.

(v) Licensee shall ensure that all employees in Licensee’s manufacturing facilities for the Licensed Articles have a healthy, safe working environment. All such manufacturing locations should be well-ventilated, comfortable and well lit. Fire exits should be well-identified and training in emergency evacuation must be provided by Licensee to all such employees. Licensee should maintain a written safety policy in Licensee’s manufacturing facilities for the Licensed Articles which should be available for review by Licensor. Provision of appropriate safety equipment and instruction in its use is strongly encouraged. Licensee will provide adequate medical assistance in the case of emergencies, and, to the extent practicable, shall train such employees in first aid, health, and hygiene. Licensee shall not employ unreasonable mental or physical disciplinary practices, and shall provide employee benefits, such as living quarters and meals which are adequate to meet the standards of the job, if appropriate with respect to such employees.

(vi) Licensee must behave and conduct business in an ethical and proper manner, and shall not use gifts or favors to influence employees of either Licensor or Licensee or to influence government officials or customs agents. (Compliance with the laws of the United States, Canada, the European Union or Australia shall be deemed compliance with the provisions of Paragraphs 6(b)(v) and (vi) with regard to the subject matter thereof).

(vii) Licensee shall endeavor in the production of the Licensed Articles to seek to minimize waste, recycle raw materials, properly and safely dispose of toxic material, and otherwise maintain sound environmental programs and practices.

(viii) In order to assure Licensor of Licensee’s compliance with the foregoing, within six (6) months of the execution of this Agreement, Licensee agrees to supply Licensor with a notarized certification as to such compliance substantially in the form of Exhibit 2, attached hereto.

(c) In the event that Licensee is contacted in writing by any governmental body or agency (including but not limited to the United States Food And Drug Administration, Federal Trade Commission, Consumer Product Safety Commission, Federal Communications Commission, the U.S. Department of Justice, or any state attorney general’s office) concerning any issue of product safety, material product quality defects, allegedly false or deceptive trading or advertising practices, or an alleged failure to comply with governmental regulations or laws, with respect to a Licensed Article which has begun to ship commercially, Licensee shall promptly notify Licensor. Furthermore, except as may be otherwise required by law, if reasonably practicable under the circumstances, Licensee agrees not to contact any such governmental body or agency, in response to any such inquiry, without first notifying Licensor and giving Licensor a right of meaningful consultation as to any such communication and/or response.

8.	TRADEMARK AND COPYRIGHT PROTECTION

(a) Labeling. As a condition to the grant of the rights hereunder, Licensee agrees that it will cause to appear on or within each Licensed Article sold by it and on or within all packaging, cartons, wrapping material, advertising, promotional or display material bearing the Name, the notice as set forth in the License Agreement Summary, Paragraph 8(a).

(b) Approval. Each and every tag, label, storyboard. copy and layout imprint or other device containing any such notice, and all advertising, promotional or display material bearing the Name, shall be submitted by Licensee to Licensor for its written approval prior to use by Licensee. Approval by Licensor shall not constitute a waiver of Licensor’s rights or Licensee’s duties under any provision of this Agreement, except where Licensor approves a submission which is on its face at variance with the requirements of this Agreement (e.g. has an abbreviated legal notice), in which case only such variance shall be waived. Licensee must use Licensor’s approval form with each submission for Licensor’s approval. Otherwise, Licensor is not under any obligation to review Licensee’s submission. Licensor agrees to notify Licensee if a submission is not submitted on the appropriate form.

(c) Ownership. All right, title and interest in and to all copyrights and trademarks in the graphics, artwork and designs of the Licensed Articles to the extent depicting the Name or derived from the Name, and all copyright and trademark registrations based thereon, shall be in Licensor’s name and shall be owned exclusively by Licensor, and Licensee covenants and agrees that it shall have no interest in or claim to the Name or to any of the copyrights and trademarks associated therewith, except to the limited extent of the license to use same pursuant to this agreement, and subject to its terms and conditions. Licensee further agrees to provide Licensor with the date of the first use of the Licensed Articles in interstate and in intrastate commerce and to execute and provide Licensor, at Licensor’s expense and request, with all reasonable and necessary documents, assignments and signatures which Licensor may request for the purpose of perfecting Licensor’s title to all such copyright and trademark registrations. Licensee agrees to secure any assignments of rights which any third party designers of the Licensed Articles or related materials may otherwise claim, where needed to comply with this Agreement. All uses of the trademarks, graphics, artwork or designs of the Licensed Articles, to the extent depicting the Name or derived from the Name, by Licensee hereunder shall inure to Licensor’s benefit. Without limiting the foregoing, Licensee hereby assigns to Licensor all copyrights and trademarks in the graphics, artwork or designs of the Licensed Articles to the extent depicting the Name or derived from the Name, together with the good will attaching thereto. Licensee shall follow Licensor’s instructions for proper use of the Name in order that protection and/or registrations for the trademarks may be obtained or maintained; provided, however, that in the event that any change or changes in such instructions shall be required, such change or changes shall be instituted within ninety (90) days on a running chance, go forward basis only after Licensor gives written notice to Licensee of the requested change, and shall not affect Licensee’s inventory or parts or product in process existing at the end of such ninety day period and bearing the notice referenced in License Agreement Summary Paragraph 8(a); provided, however, that no such change need be instituted in the software of the Licensed Articles until Licensee elects to submit a new revision of the software for the necessary regulatory approval, and then such change shall be instituted when and where such approval is received and such revision is incorporated into the Licensed Articles. Licensor acknowledges that, with the exception of graphics, artwork and designs to the extent depicting the Name or derived from the Name, all patents, copyrights, trademarks and other intellectual property associated with the Licensed Articles and related packaging, cartons, labeling, point-of-sale, promotional, advertising, display or other materials (including, without limitation, the artwork of the Licensed Articles and such materials, the design and mechanism of the Licensed Articles, and the computer software, music and visual and sound effects in the Licensed Articles) are the exclusive property of Licensee or its third party licensors. Notwithstanding anything to the contrary in this Agreement, Licensor acknowledges that Licensee shall have the right to protect and enforce its rights in the Licensed Articles and related materials without restriction, including, among other things, by obtaining registrations of copyrights, trademarks, design patents and industrial designs. Licensor agrees not to, and not to permit others to, use reproduce, display, perform, distribute, make derivative works of, make or sell any graphics, artwork or designs depicting the Name or derived from the Name developed by or on behalf of Licensee, including without limitation in any amusement game, which, in whole or in part, simulates the play of the Licensed Articles. However, Licensee acknowledges that there may be instances where Licensor or its other licensees develop works which incidentally are substantially similar to such graphics, artwork or designs simply because both such works and such graphics, artwork and designs are based upon the Name, and not because of actual copying of such graphics, artwork and designs, this being most likely where such graphics, artwork and designs simply depict the Name, and least likely where such graphics, artwork and designs are derived from the Name but contain substantial modifications or additions thereto.

9.	PROMOTIONAL MATERIAL

(a) In all cases where Licensee desires artwork involving Licensed Articles to be executed, the cost of such artwork and the time for the production thereof shall be born by Licensee. All artwork and designs involving the Name, or any reproduction thereof, shall be subject to prior written approval of Licensor.

(b) Licensor shall have the right, but shall not be under any obligation, to use the Name and/or the name of Licensee so as to give the Name, Licensee, Licensor and/or Licensor’s programs full and favorable prominence and publicity; provided, however, that uses of the

Licensee’s name individually, and not as part of a group of licensees, shall be subject to Licensee’s consent, such consent not to be unreasonably withheld or delayed.

(c) Licensee agrees not to offer for sale or advertise or publicize any of the Licensed Articles on radio, broadcast, print or television without the prior written approval of Licensor. Licensee also agrees to submit to Licensor for advance approval designed sketches of all advertising and other publicity material which Licensee proposes to use in connection with the promotion and sale of the Licensed Articles.

10.	DISTRIBUTION

(a) Licensee agrees that during the term of this license it will manufacture, distribute and sell the Licensed Articles and that it will make and maintain arrangements for the distribution of the Licensed Articles, consistent with its customary practices for goods or services of like kind and in accordance with its reasonable business judgment, exercised in good faith.

(b) Licensee agrees that it will sell and distribute the Licensed Articles outright or distribute them otherwise as contemplated by Paragraph 2(a)(i) of the License Agreement Summary consistent with its customary business practices and only within the Channels of Distribution specifically permitted under Paragraph I(b) above. Licensee shall not sell or distribute Licensed Articles to whose sales or distribution are or will be made for publicity or promotional tie-in purposes, combination sales, premiums, giveaways, or similar methods of merchandising, or who engages in deceptive, illegal, or immoral business practices as to the use of the Licensed Articles. For purposes of this paragraph, the term “premium” shall include, but not be limited to, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, or any similar scheme or device, the prime intent of which is to use the Licensed Articles in such a way as to promote, publicize and/or sell services and/or other product(s). Licensee is expressly prohibited from making door to door sales. In the event any sale is made at a special price to any of Licensee’s subsidiaries or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders, there shall be a royalty paid on such sales based upon the price generally charged the trade by Licensee if price is part of the calculation of the royalty.

11.	RECORDS

Licensee agrees to keep accurate books of account and records covering all transactions relating to its compliance with Paragraphs 2 and 6(b) (as it relates to insurance), hereof, and Licensor and its duly authorized certified public accountants shall have the right, but not more than once per calendar year, on at least ten (10) business days written notice and during Licensee’s normal business hours to an inspection of said books of account and records and of all other documents, materials, and premises in the possession or under the control of Licensee reasonably necessary to determine compliance with the terms of Paragraphs 2and 6(b) (as it relates to insurance) of this Agreement and shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom and ensuring Licensor of Licensee’s compliance with Paragraphs 2 and 6(b) (as it relates to insurance) of this Agreement. All such books of account and records shall be kept available for at least two (2) years after the termination of this license. In the event that Licensor or its duly authorized certified public accountants shall discover a royalty payment discrepancy of [*] or more pursuant to any such examination, Licensee shall pay to Licensor the fee for such examination, plus reasonable out of pocket costs. The fee for said examination shall be [*] per day, but in no event shall Licensee be charged in excess of [*] for any individual examination. Royalties found to be due as a result of Licensor’s examination of the Licensee’s books of accounts should be paid immediately with interest at an interest rate of [*] per month, or the highest rate permitted by law, whichever rate is lower, from the date the royalty amount should have been paid to Licensor until paid.

12.	TERMINATION

(a) If in any calendar year of the Initial Term or the Optional Renewal Term Licensee fails to lease, sell, or otherwise provide any of the Licensed Articles and derives no revenue subject to royalty payments from the use or operation thereof, Licensor may terminate this license by giving notice of termination to Licensee. Such notice shall be effective when mailed by Licensor.

(b) If Licensee becomes insolvent, or if a petition in bankruptcy or for reorganization is filed by or against it (and in the case of a filing against it, such filing is not dismissed within ninety (90) days), or if any insolvency proceedings are instituted by or against it under any state or federal law (and in the case of a filing against it, such filing is not dismissed within ninety (90) days), or if it makes an assignment for the benefit of its creditors, or if a receiver is appointed for its property and business and remains undischarged for a period of ninety (90) days, or if it liquidates its business in any manner whatsoever, or if any distress. execution or attachment is levied on substantially all of its assets and remains undischarged for a period of ninety (90) days, Licensor shall have the right, if it so elects, to terminate this agreement and the license hereby granted, upon thirty (30) days’ notice in writing to Licensee. Upon the expiration of such thirty (30) days, this Agreement and the license hereby granted shall cease and terminate.

(c) If Licensee shall violate any of its other obligations under the terms of this agreement, and each of such obligations shall be deemed to be material, Licensor shall have the right to terminate the license hereby granted upon thirty (30) days’ notice in writing, and such notice of termination shall become effective unless Licensee shall completely remedy the violation within the thirty (30) day period and provide reasonable evidence to Licensor that such violation has been remedied.

(d) Termination of the license under the provisions of Paragraph 12 shall be without prejudice to any rights which Licensor may otherwise have against Licensee, including the right to recover royalties due hereunder or damages caused it by Licensee’s breach. Upon the termination of this license, notwithstanding anything to the contrary herein, all royalties on sales theretofore made, all unpaid advances, and all minimum guarantee balances shall become immediately due and payable, and shall not be repayable.

13.	FINAL STATEMENT UPON TERMINATION OR EXPIRATION

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Sixty (60) days before the expiration of this license and again, within ten (10) days after such expiration (or, in the event of termination of this license, ten (10) days after receipt of notice of termination or the happening of the event which terminates this agreement where no notice is required), Licensee shall furnish to Licensor a statement showing the number and description of articles covered by this agreement on hand or in process. Licensor shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such physical inventory by Licensor shall forfeit Licensee’s right to dispose of such inventory as provided in Paragraph 14 hereof, Licensor retaining all other legal and equitable rights Licensor may have in the circumstances.

14.	DISPOSAL OF STOCK UPON EXPIRATION

After expiration of this agreement, Licensee, except as otherwise provided in this Agreement, may dispose of Licensed Articles which are completed and on hand at the time of expiration for a period as indicated in Paragraph 14 of the License Agreement Summary, provided that (i) advances and royalties with respect to that period are paid and statements are furnished for that period in accordance with Paragraph 2, (ii) the Licensed Articles had been offered for sale and shipped prior to the expiration of the Term, and (iii) such sales are restricted to the Territory and Channels of Distribution. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Licensed Articles after termination hereof based on the failure of Licensee to affix notice of copyright, trademark, or service mark as specified above, or because of the departure by Licensee from the quality and style approved by Licensor pursuant to Paragraph 7, or by reason of termination for any other causes set forth in Paragraph 12 above. In the event of such termination by Licensor by reason of any cause contained in Paragraph 12, Licensee, its receivers, representatives, trustees, agents, administrators and successors shall have no further right to sell, exploit or in any way deal in or with any of the Licensed Articles, or any advertising matter, packing material, boxes, cartons or other documentation relating thereto which use the Name.

15.	EFFECT OF TERMINATION OR EXPIRATION

Upon and after the expiration or termination of this license, all rights granted to Licensee hereunder shall forthwith revert to Licensor, and Licensee will refrain from further use of the Name or any further reference to it, direct or indirect, or anything reasonably deemed by Licensor to be confusingly similar to the Name in connection with the manufacture, sale or distribution of Licensee’s products, except as provided in Paragraph 14. Notwithstanding anything in this Agreement to the contrary, termination or expiration of this Agreement shall not terminate any lease or other contractual arrangement in place between Licensee (including its affiliates) and its customer as of the date of termination or expiration under which Licensee is providing Licensed Articles to such customer on a basis other than the outright sale (which includes lease financing) of the Licensed Articles, provided that no such lease or other arrangement shall continue beyond one (1) year after such expiration or termination. Licensed Articles which have been sold outright to customers (including through lease financing) shall be unaffected by the expiration or termination of this Agreement.

16.	LICENSOR’S REMEDIES

(a) Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale or distribution of the Licensed Articles or any class or category thereof at the termination or expiration of this agreement will result in immediate and irremediable damage to Licensor and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale or distribution, and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper.

(b) Resort to any remedies referred to in this Agreement shall not be construed as a waiver of any other rights and remedies to which Licensor is entitled under this agreement or otherwise.

17.	EXCUSE FOR NONPERFORMANCE

Neither party shall have any liability for its delay or failure to perform under this Agreement where caused by national emergency, war, fire, flood, strike, riot, materials shortages, transportation failure or other force majeure beyond its control; provided that if such failure or delay shall continue for a period of one hundred twenty (120) days or more, the other party may terminate this Agreement by giving written notice. In such events, all royalties on sales theretofore made shall become immediately due and payable, and no advance or minimum royalties shall be repayable.

18.	NOTICES

All notices and statements to be given, and all payments to be made hereunder shall be given or made at the respective addresses of the parties as set forth above, unless notification of change of address is given by certified mail, return receipt requested and the date of mailing shall be deemed the date the notice or statement is given. Notices sent to Licensee must be sent to the attention of the President with copies to the Vice President and General Counsel, WMS Industries Inc., 3401 N. California Avenue, Chicago, Illinois, 60618.

19.	NO JOINT VENTURE

Nothing herein contained shall be construed to constitute the parties joint venturers, nor shall any similar relationship be deemed to exist between them. Nothing herein contained shall be construed as constituting Licensee as Licensor’s agent or as authorizing Licensee to incur financial or other obligations in Licensor’s name, and it is specifically understood and agreed that under no circumstances shall any power granted, or which may be deemed to be granted to Licensee, be deemed to be coupled with an interest. It is specifically understood that the rights and powers retained by Licensor to approve the Licensed Articles and advertising, display and promotional material using the Name, all as hereinabove provided, are retained because of the necessity of protecting Licensor’s copyrights, trademarks, properties and property rights generally, and specifically to conserve the good will and good name of Licensor’s company and of the Name.

20.	NO ASSIGNMENT OR SUBLICENSE BY LICENSEE

This agreement and all rights and duties hereunder are personal to Licensee and shall not, without the written consent of Licensor, be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law. For purposes of this agreement, the term “assignment” shall, in addition to the transfer of this agreement or the rights or obligations thereunder, whether voluntarily, involuntarily, by operation of law or otherwise, be deemed to include (1) a sale or other transfer by Licensee of all or substantially all of its assets; (ii) the liquidation or dissolution of Licensee; (iii) the merger, amalgamation, consolidation or reorganization of Licensee into or with another corporation or other entity which is not an affiliate of Licensee as a result of which Licensee is not the surviving corporation; or (iv) any transaction (including any of the foregoing transactions, as well as any in which Licensee is the surviving corporation) which, whether by way of sale, gift or other transfer, results in more than a [*] change in ownership of the voting stock of Licensee, except where such stock is transferred to an affiliate of Licensee. Licensee shall not be entitled to sublicense any of its rights under this agreement, except that, in the event Licensee is not a manufacturer of the Licensed Articles, or wishes to use third parties to manufacture the License Articles, Licensee may, subject to the prior written approval of Licensor, utilize a third-party manufacturer in connection with the manufacture and production of the Licensed Articles, provided that such manufacturer shall execute a letter in the form of Exhibit I attached hereto and made a part hereof. In such event and in the event of any permitted assignment, Licensee shall remain primarily obligated under all of the provisions of this Agreement. In no event shall any sublicense agreement include the right to grant any further sublicenses.

21.	INTEGRATION

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the party to be charged. No waiver by either party of a breach or default hereunder, or a continuing breach or default, shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature. Any approval or consent given by Licensor shall not constitute a waiver of any of Licensor’s rights or Licensee’s duties under any provision of this Agreement, except as provided herein. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. No person, firm, group or corporation (whether included in the Name or otherwise), other than Licensee and Licensor, shall be deemed to have acquired any rights by reason of anything contained in this Agreement, except as provided in Paragraph 20.

22.	GOVERNING LAW

This agreement shall be construed in accordance with the internal laws of the State of Rhode Island. The parties agree that any dispute arising hereunder shall be subject to the exclusive jurisdiction of the courts of such State, including the United States District Court for the District of Rhode Island, and consent to the jurisdiction thereof.

23.	HEADINGS

The paragraph and other headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

24.	SEVERABILITY

In the event that any provision(s) of this Agreement is adjudicated by a court of competent jurisdiction to be unlawful, unenforceable, invalid, and/or unconscionable, that provision(s) shall be deemed severed from this Agreement and shall not affect the validity or enforceability of the remaining provisions hereof or this Agreement as a whole.

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

25.	SURVIVAL

The provisions of Paragraphs l(c) (second and third paragraphs only), 4, 5(b), 6, 7(c), 8(c), II, 12(d), 13, 14, 15, 16, 26 and 29 shall survive the termination or expiration of this Agreement. The provisions of Paragraph 2(a), (c), and (d) shall survive during any period of Licensee’s continued exploitation of the Licensed Articles.

26.	CONFIDENTIALITY

Licensee shall keep in confidence, not disclose to any third party and not use for any purpose except its performance under this Agreement, without the written permission of Licensor, the terms of this Agreement (including, without limitation, the royalty rates) except that Licensee may disclose such terms to its distributors and affiliates as necessary to exercise its rights and perform its obligations under this Agreement. Likewise Licensor shall keep in confidence and not disclose to any third party, without the written permission of Licensee, the terms of this Agreement (including, without limitation, the royalty rates) and the proprietary information of Licensee which may be disclosed to Licensor hereunder (including, without limitation, information about the Licensed Articles and the information learned by Licensor under Paragraphs 2, 7(a), 8(b) and 11 except that Licensor may disclose such terms to its distributors and affiliates as necessary to exercise its rights and perform its obligations under this Agreement. The foregoing obligations shall not apply to information that is (a) in the public domain through no wrongful act of the receiving party; (b) rightfully received by the receiving party from a third party who is not bound by a restriction of nondisclosure; (c) already in the receiving party’s possession without restriction as to disclosure, or (d) is required to be disclosed by applicable rules and regulations of government agencies or judicial bodies.

27.	PRESS RELEASE

Upon execution of this Agreement Licensee may make a press release concerning this Agreement. Such press release shall be subject to the approval of Licensor, which approval will not be unreasonably withheld or delayed.

28.	LICENSOR’S APPROVAL RIGHTS

As to the exercise by Licensor of its rights to approve the Licensed Articles and any material relating thereto pursuant to Paragraphs 7, 8 and 9 hereof, Licensor shall not unreasonably withhold or delay such approval, and will take into account gaming industry regulations, standards and practices and the technical limitations of the applications involved.

29.	LIABILITY

Neither party shall be liable for incidental, consequential, special or other indirect damages (including, without limitation, lost profits) arising out of or in connection with this Agreement, even if informed of the possibility thereof.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

HASBRO, INC.		WMS GAMING INC.

By:	/s/ Harold P. Gordon	By:	/s/ Kevin L. Verner
Title:	Vice Chairman	Title:	EVP, General Manager

HASBRO INTERNATIONAL, INC.

By:	/s/ Harold P. Gordon
Title:	Vice Chairman

Dated:

EXHIBIT 1

MANUFACTURER’S AGREEMENT

The company signing this Agreement (herein referenced as “MANUFACTURER”) will be responsible for manufacturing certain articles of merchandise involving licensed material (herein referenced as “LICENSED PROPERTY”) that includes, but is not limited to cartoon and/or fictional characters, names and/or logos which are, by reasons of copyright, trademark and/or other property rights, the exclusive property of Hasbro, Inc., a United States corporation with offices at 1027 Newport Avenue, Pawtucket, Rhode Island 02862-1059, USA (herein referenced as “LICENSOR”). MANUFACTURER recognizes and accepts that a License Agreement exists between LICENSOR and the company designated as “LICENSEE” in the “BASIC TERMS” set forth below, authorizing LICENSEE to use the LICENSED PROPERTY in conjunction with the “AUTHORIZED ARTICLES” (as defined in the BASIC TERMS) only in the “TERRITORY AUTHORIZED FOR SHIPMENT” (as defined in the BASIC TERMS) during the “PERIOD OF AUTHORIZATION” (as defined in the BASIC TERMS).

MANUFACTURER recognizes that its engagement is subject to LICENSOR’s written approval, which approval will be granted upon LICENSOR’s timely receipt of this Agreement duly signed by MANUFACTURER. In consideration for its engagement by LICENSEE to manufacture the AUTHORIZED ARTICLES, MANUFACTURER agrees to fulfill the following terms and conditions:

1. It will not manufacture the AUTHORIZED ARTICLES or components of same bearing the Licensed Property for anyone but LICENSEE.

2. It will not manufacture copies of the AUTHORIZED ARTICLES or components of same at any address other than that (or those) indicated as the ADDRESS OF MANUFACTURER, as defined in the BASIC TERMS hereinbelow.

3. It will not authorize any other party to manufacture copies of the AUTHORIZED ARTICLES or any components thereof containing copyrighted material and/or trademarks owned by LICENSOR, for its or LICENSEE’s account, without the express prior written consent of LICENSOR.

4. It will manufacture only such quantities of the AUTHORIZED ARTICLES or components of same as are ordered specifically by LICENSEE or authorized in writing by LICENSOR or its agent.

5. It will ship the duly approved quantities of the AUTHORIZED ARTICLES or components of same only to LICENSEE and only within the “TERRITORY AUTHORIZED FOR SHIPMENT” indicated in the BASIC TERMS.

6. It will not, unless LICENSOR otherwise consents in writing, manufacture any merchandise utilizing any of the copyrighted material and/or trademarks of LICENSOR, other than as identified as AUTHORIZED ARTICLES.

7. It will permit the LICENSOR, its agent, auditors or designated Surveillance Firm (or such other firm as LICENSOR may from time to time designate) to inspect the activities and premises of MANUFACTURER and to examine the accounting books and invoices of MANUFACTURER relevant to its manufacture and supply to LICENSEE. MANUFACTURER will, whenever requested, provide copies of all such documents to LICENSOR or its agents.

MANUFACTURER acknowledges that if, due to his fault, the manufacture of the AUTHORIZED ARTICLES continues after the PERIOD OF AUTHORIZATION has ended, or after notice of termination from LICENSOR, such manufacture shall infringe upon and damage the rights of LICENSOR. MANUFACTURER therefore recognizes and accepts that LICENSOR has the right to receive relief and money damages by means of judicial resolution and other recourses to stop such production, commercialization or other use of its properties.

BASIC TERMS

1. LICENSEE: WMS GAMING INC.

2. MANUFACTURER:

3. LICENSED PROPERTY: MONOPOLY

4. AUTHORIZED ARTICLES: Gaming Products and Gaming Services Related to Gaming Devices

5. PERIOD OF AUTHORIZATION:

6. ADDRESS OF MANUFACTURER:

7. TERRITORY AUTHORIZED FOR SHIPMENT: Worldwide

8. COMPANY designated by LICENSOR to supervise, control and verify the manufacture and delivery of AUTHORIZED ARTICLES:

IN WITNESS WHEREOF, the MANUFACTURER has caused this document to be duly signed by its authorized official as of the date set forth above.

(MANUFACTURER)

By:
Date:

LICENSOR agrees to and accepts the engagement of MANUFACTURER in consideration of MANUFACTURER’s promises to be bound by the terms and conditions of this Agreement.

By:	HASBRO, INC.
(LICENSOR)

By:	HASBRO INTERNATIONAL, INC.
(LICENSOR)

EXHIBIT 2

CERTIFICATION

The undersigned, on behalf of WMS Gaming Inc. (hereinafter, “Licensee”), hereby certifies and affirms that Licensee has complied with all obligations and requirements of Paragraph 7(b) of its Agreement, dated September 1, 1997, with Hasbro, Inc. regarding Manufacturing Ethics, and that Licensee has taken sufficient steps reasonably calculated to ensure that any third party manufacturers which it may have engaged pursuant to the Agreement are also in compliance with said Paragraph 7(b).

AFFIRMED:

By:

Title:

Subscribed and affirmed before me this                      day of                             , 19        .

Notary Public

My Commission Expires .

SCHEDULE “A”

“MONOPOLY” its associated logo, and all related trademarks, copyrights, and characters, including but not limited to the name and likeness of the character known as “Rich Uncle Pennybags.”

DOMESTIC

LICENSE REPORT OF

SALES ACTIVITY AND ROYALTIES DUE

[FORM]